EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


Subsidiaries of Labtec Inc.

         Name                                      Jurisdiction of Organization
         ----                                      ----------------------------
Labtec Corporation                                         Delaware

Spacetec Corporation                                       Delaware

Spacetec IMC International Corporation                     U.S. Virgin Islands

Spacetec IMC GmbH                                          Germany

Spacetec IMC Limited                                       England and Wales

Spacetec IMC SARL Corp.                                    France

Spacetec IMC Securities Corporation                        Massachusetts


Subsidiaries of Labtec Corporation

         Name                                      Jurisdiction of Organization
         ----                                      ----------------------------
Labtec Enterprises U.K., Limited                          England

Labtec Electronics (HK) Limited                           Hong Kong